Exhibit 10
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                     CONSENT OF INDEPENDENT AUDITORS


We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the use of our reports dated February 7, 2003, on the financial statements and financial highlights of the Global Titans Index Fund and the Nasdaq-100 Index Fund and to the use of our report dated February 14, 2003, on the financial statements and financial highlights of the Extended Market Index Fund, and to the use of our report dated February 24, 2003, on the financial statements and financial highlights of the S&P 500 Index Fund, as of and for the year ended December 31, 2002 in the Post-Effective Amendment Number 65 to the Registration Statement (Form N-1A No. 2-49560).


                             /s/ Ernst & Young LLP
                           ERNST & YOUNG LLP

San Antonio, Texas
April 23, 2003